Exhibit 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-_________) of our report dated July 28, 2004 on our audits of the consolidated financial statements of WPCS International Incorporated as of and for the years ended April 30, 2004 and 2003. We also consent to the reference to our Firm under the caption "Experts."


 /s/ J.H. Cohn LLP
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     J.H. Cohn LLP
     Roseland, New Jersey
     August 16, 2004